CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended 1992 Incentive Stock Plan, the Amended 1996 Employee Stock Purchase Plan and the Amended 1997 Director Option Plan of Neurocrine Biosciences, Inc. of our report dated January 27, 2000 with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP
San Diego, California
August 17, 2000